Exhibit 10.1

AMENDMENT NO. 2 TO LOAN AGREEMENT AND WAIVER

This Amendment No. 2 to Loan Agreement and Waiver dated and effective as of March 16, 2018 (this “Amendment”) is made by and among Edgewater Technology, Inc., (“Edgewater”) a Delaware corporation having an address of 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880 and its Subsidiaries now or hereafter listed in Schedule 1 hereto (with Edgewater, collectively, the “Borrower”) and Citizens Bank, N.A., formerly known as RBS Citizens, N.A. a national banking association with an address at 28 State Street, Boston, Massachusetts 02109 (the “Lender”). All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

RECITALS

The Borrower is indebted to Lender pursuant to a certain Loan Agreement dated as of September 23, 2013 by and among Lender and Borrower, as amended by Amendment No. 1 and Joinder dated December 21, 2015 (the “Loan Agreement”). The indebtedness described in the Loan Agreement has been further evidenced by an Amended and Restated Revolving Note dated as of December 21, 2015 in the principal amount of up to $15,000,000.00 (the “Revolving Note”).

The Borrower has advised the Lender that the Borrower failed to comply with the Minimum Interest Coverage covenant contained in Section 6(j) of the Loan Agreement for the reporting period ended December 31, 2017. The Borrower has requested that the Lender agree to waive the Borrower’s failure to comply with such covenant for such reporting period.

The Lender and the Borrower have agreed to modify certain other provisions of the Loan Agreement.

AGREEMENT

In consideration of the foregoing, of the undertakings of the parties hereunder and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

A.    Amendments to Loan Agreement.

1.    The following new definition is hereby added to Section 1 of the Loan Agreement in appropriate alphabetical order:

“Liquidity” means, at any time, the sum of the Borrower’s cash and cash equivalents at such time.

2.    In order to provide that all Revolving Advances under the Loan Agreement shall be available at the sole discretion of the Lender, Section 2(a) and Section 2(d) of the Loan Agreement are hereby deleted in their entirety and are replaced by the following new Sections 2(a) and 2(d);

“(a)    Revolving Line of Credit. Subject to the terms and conditions of this Agreement (including any conditions precedent set forth herein) and prior to the Expiration Date, the Lender in its sole discretion may make Loans and issue Letters of Credit to or for the account of the Borrower in such amounts as requested by the Borrower (each, a “Revolving Advance”), provided that no Revolving Advance shall be made if such Revolving Advance, together with the Aggregate Revolving Advances, would exceed the Maximum Revolving Credit. The credit facility established under and governed by this Section 2 is a discretionary revolving line of credit such that, subject to the limitations of this Section 2 and the Borrower’s compliance with the terms and conditions of this Agreement and prior to the Expiration Date, the Borrower may borrow, re-pay, and re-borrow Revolving Advances. Notwithstanding the definition of “Revolving Loan Commitment” in Section 1(a), nothing contained in this Agreement shall be construed to obligate the Lender to make any Revolving Advance after the Expiration Date or the earlier termination of this Agreement under Section 7(b) below, but the Lender may choose to do so in its sole discretion.”

“(d)    Requests for Revolving Advances. The Borrower shall give to the Lender telephonic or written notice by no later than 2:00 p.m. on any Business Day on which it requests a Revolving Advance, specifying the amount and date of funding of each Revolving Advance requested. Provided that the Borrower has satisfied any conditions precedent for such Revolving Advance set forth in Section 4(b) of this Agreement, the Lender in its sole discretion may make the Revolving Advance to the Borrower within one Business Day of such request by crediting the Operating Account or as otherwise directed in writing by the Borrower or to issue the Letter of Credit within one Business Day of Borrower’s satisfaction of any conditions precedent to such issuance.”

3.    In order to add a new Minimum Liquidity Covenant to the Loan Agreement a new Section 6(m) is hereby added to the Loan Agreement immediately following Section 6(l) to read as follows:

“(l)    Minimum Liquidity. Borrower shall maintain at all times minimum Liquidity of not less than the greater of: (i) the outstanding amount of Aggregate Revolving Advances at such time, and (ii) Five Million and 00/100 Dollars ($5,000,000.00).”

B.    Waivers.

1.    The Lender hereby waives the Borrower’s failure to comply with the Minimum Interest Coverage covenant contained in Section 6(j) of the Loan Agreement for the reporting period ended December 31, 2017.

2.    The waiver provided by the Lender in Section 1 above is a one-time waiver of such covenant, applicable only to the specific covenant and specific time period set forth in Section 1. The Lender’s granting of such waiver shall not be deemed to constitute a course of conduct or dealing or to indicate that the Lender will be willing to waive the Borrower’s failure to comply with such covenant or with any other terms or conditions of the Loan Agreement or the other Loan Documents at any other time. The Lender reserves the right to require strict compliance by the Borrower with each and every term and condition set forth in the Loan Documents.

3.    As a condition to the within waiver, the Borrower shall pay to the Lender a waiver fee in the amount of $10,000.00 which the Borrower directs the Lender to charge to the Borrower’s operating account maintained with the Lender. The Borrower acknowledges and agrees that the waiver fee is fully earned and non-refundable as of the date of this Amendment.

C.    Miscellaneous.

1.    Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received: (a) a counterpart of this Amendment executed by each Borrower, (b) payment of the waiver fee in the amount of $10,000.00, and (c) such other documents, instruments and agreements as Lender may reasonably request.

The within waiver and amendments are also subject to Borrower’s reimbursement to Lender of reasonable legal fees, expenses and other disbursements in connection with this Amendment and closing of the transactions contemplated hereby.

2.    No Other Changes. Except for the specific amendments contained herein, no other changes are hereby made to the Loan Agreement, and each Borrower reaffirms its obligations under the Loan Documents (as amended hereby) in their entirety. This Amendment is not intended to extinguish or affect any of the debt evidenced by the Notes or to otherwise modify any of the obligations under any of the Loan Documents, except as amended hereby. Each Borrower hereby reaffirms that the Borrower remains indebted to the Lender without defense, counterclaim or offset and hereby releases the Lender from any and all claims or other causes of action which the Borrower may have against the Lender with respect to the Loans and the Loan Documents.

3.    Representations and Warranties. Each Borrower hereby represents and warrants as follows, giving effect to the within waiver: (a) the representations and warranties contained in Section 3 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); (b) no Default or Event of Default as described in the Loan Agreement has occurred and is continuing or would result from the signing of this Amendment or the transactions contemplated hereby; and (c) there has been no material adverse change in the condition of Borrower or the ability of Borrower to perform its respective Obligations as amended hereby since the date of the last financial statements furnished to Lender.

4.    Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

5.    Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

7.    WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY KIND OR NATURE RELATED DIRECTLY OR INDIRECTLY TO (a) THIS AMENDMENT, (b) THE TRANSACTIONS AND OBLIGATIONS CONTEMPLATED HEREBY AND BY THE OTHER LOAN DOCUMENTS, OR (c) ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THE WAIVER MADE HEREUNDER IS MADE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY FOR SUBSTANTIAL CONSIDERATION AND AS AN INDUCEMENT FOR LENDER TO ENTER INTO THIS AMENDMENT.

8.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

[Signatures appear on the following Pages 5 and 6.]

IN WITNESS WHEREOF, this Note has been executed and delivered under seal March 16, 2018.

BORROWER: Edgewater Technology, Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Edgewater Technology (Delaware), Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Edgewater Technology-Ranzal, LLC

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Fullscope, Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Edgewater Technology-Branchbird, Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Edgewater Technology-M2, Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

Edgewater Technology-Zero2Ten, Inc.

/s/ Paul McNeice	By:	/s/ Timothy R. Oakes
Witness	Name: Title:	Timothy R. Oakes CFO

IN WITNESS WHEREOF, this Note has been executed and delivered under seal March 16, 2018.

LENDER Citizens Bank, N.A.

/s/ Sheila Screnci	By:	/s/ Brendan Roche
Witness	Name: Title:	Brendan Roche Senior Vice President

Schedule 1

Schedule of Borrowers

Borrower	Address	Federal Id No.
Edgewater Technology, Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	71-0788538

Edgewater Technology (Delaware), Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	04-3206861

Edgewater Technology-Ranzal, LLC	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	20-1652835

Fullscope, Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	38-3479107

Edgewater Technology-Branchbird, Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	47-4773649

Edgewater Technology-M2, Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	47-5385060

Edgewater Technology-Zero2Ten, Inc.	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	47-3381754

Edgewater Solutions Canada, Inc. (subsidiary; not a borrower)	200 Harvard Mill Square, Suite 210 Wakefield, MA 01880	N/A (Foreign Corporation)